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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                               JURISDICTION OF INCORPORATION

TKT Canada Inc.                                    Canada
TKT Europe-5S AB                                   Sweden
TKT Securities Corp.                               Massachusetts
TKT UK Ltd.                                        United Kingdom